EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Acceptance Corporation on Form S-8 of our report dated July 20, 2001, appearing in the Annual Report on Form 10-K of Union Acceptance Corporation for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
November 15, 2001